FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT AND EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT AND EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July 28, 2023 (the “Effective Date”), by and between William T. Bosway (“Employee”) and Gibraltar Industries, Inc., a Delaware corporation (“Company”). Employee and the Company are referred to herein each as a “Party” and, together, as the “Parties.” This Amendment amends certain provisions in the Change in Control Agreement between the Parties dated December 17, 2018 (the “CiC Agreement”) and the Employment Agreement between the Parties dated December 17, 2018 (the “Employment Agreement”) (CiC Agreement and Employment Agreement collectively referred to herein as “Agreements”).
RECITALS
A.Employee and the Company are parties to the Agreements;
B.On July 28, 2023, the Company adopted the Change in Control Executive Severance Plan (the “Plan”), which is attached hereto as Exhibit A, that provides eligible executives of the Company with certain benefits upon the occurrence of certain events defined therein;
C.On July 28, 2023, the Parties executed a Gibraltar Industries, Inc. Change in Control Executive Severance Plan Participation Agreement (the “Participation Agreement”), which is attached hereto as Exhibit B, in which the Parties agreed that Employee would be a participant in the Plan;
D.By executing the Participation Agreement, the Parties have agreed to amend and replace the Agreements as set forth in this Amendment; and
E.The Company and the Employee have determined that Employee’s employment with the Company shall continue in effect under the terms stated herein.
NOW THEREFORE, in consideration of Employee’s continued service to the Company the mutual promises and covenants contained in this Amendment, and other good and valuable consideration, the Parties agree as follows, effective as of the Effective Date:
1.The terms of the CiC Agreement are no longer in effect and are replaced in their entirety by the terms set forth in the Participation Agreement.
2.The terms of the Employment Agreement referencing “CIC Termination” are no longer in effect and are replace in their entirety by the terms set forth in the Participation Agreement.
3.The terms of this Amendment amend and modify the Agreements as if fully set forth therein. If there is any conflict between the terms and conditions of this Amendment and the Agreements, this Amendment’s terms and conditions will control. Any waiver, alteration or modification of any of the terms of this Amendment shall be valid only if in writing and signed by both Parties hereto.
4.This Amendment may be executed in one or more counterparts and either originally or by facsimile or pdf signature, each of which will constitute an original, and all of which will constitute one and the same instrument.
This First Amendment to Change in Control Agreement and Employment Agreement is hereby executed as of the date first above written.

EMPLOYEE: By: /s/ William T. Bosway William T. Bosway	THE COMPANY: Gibraltar Industries, Inc. By: /s/ Timothy F. Murphy Name: Timothy F. Murphy Title: Chief Financial Officer